United States
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2012

Citizens Capital Corp.
(Exact Name of Registrant as specified in its charter)

000-29830
(Commission File No.)

Texas	75-2368452
(State or other jurisdiction of incorporation organization) (IRS Employer Identification No.)

Mailing Address: P. O. Box 670406, Dallas, Texas 75367
(Address of principal executive offices)

Issuer’s Telephone Number, including area code:  (469) 359-3868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 15, 2012, Citizens Capital Corp. (the “Company”- OTC:CAAP) announced that Citizens Capital Corp. ESOP Trust (“CCC ESOP Trust”), a direct affiliate of Citizens Capital Corp., intends, subject to market and other conditions, to re-market $30 million; Citizens Capital Corp.; Series 2010A; 7% percent; $1,000 par value; Convertible; Callable; Secured; 144A Bonds due 2020 (the “Series 2010A Bonds”) (CUSIP 174445AA4). The Series 2010A Bonds are priced at a discount from par of $371.21 and are thus being re-marketed at $628.79 per each 30,000; $1,000 par value amount for an aggregate re-marketed value of $18,863,700. Citizens Capital Corp. will pay interest on the Series 2010A Bonds semi-annually on June 15 and December 15 of each year. The Series 2010A Bonds are governed by Series Indenture dated December 28, 2009 and is supplemented by the First Supplement to the Series Indenture dated December 31, 2009. The Series 2010A Bonds are a debt obligation of Citizens Capital Corp.

Citizens Capital intends to use the net proceeds from the re-marketing of the Series 2010A Bonds to: (i) fund and facilitate the growth of subsidiary products and services; (ii) fund its roll up acquisition initiatives as executed by itself and/or its subsidiary units; (iii) fund the current purchase of studio and IP broadcast equipment related to its Media Force Sports & Entertainment Inc. subsidiary unit; (iv) fund the current acquisition and construction cost of downtown Dallas, Texas commercial building purposed for mixed use, redevelopment; (v) for working capital and general corporate purposes.

The available Series 2010A Bonds will be re-marketed in the United States only to Qualified Institutional Buyers (QIBs) pursuant to Rule 144A of the Securities Act of 1933, as amended, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended. The Series 2010A Bonds have not be registered under the Securities Act or any state securities laws and may not be sold without registration unless an exemption from the requirements of registration is available.

This notice is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities.

A copy of the press release is attached hereof as Exhibit 99.1 to the Company’s 8-K Current Information report filed on May 15, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Citizens Capital Corp.
Index of Exhibits

Exhibit No.	Description
99.1	Citizens Capital Corp. Press Release dated May 15, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 15, 2012

Citizens Capital Corp.                                                                         By:  /s/  Billy D. Hawkins
      (Registrant)                                                                                        Chief Executive Officer